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                                                                     EXHIBIT 5.5
                               CONSENT OF EXPERTS

         We hereby consent to the reliance in this Registration Statement on Form F-10 of Western Silver Corporation ("Western Silver") on our report entitled "Penasquito Pre-Feasibility Study" dated March 2004, as amended and restated on November 8, 2004, which was commissioned by Western Silver. We also consent to the reference to M3 Engineering & Technology Corporation under the headings "Summary Description of the Business" and "Experts" in such Registration Statement.

M3 Engineering & Technology Corporation

By: /s/ Conrad E. Huss, P.E., Ph.D.
    -------------------------------
Name:  Conrad E. Huss, P.E., Ph.D.
Title: Executive Vice-President


Date: November 26, 2004